EXHIBIT 10.36

August 12, 2005

Mr. Richard Rakowski
Chairman & CEO
Advanced Aesthetics, Inc.
501 Madison Avenue, Suite 407
New York, New York 10022

Dear Mr. Radowski:

The purpose of this letter agreement ("Agreement") is to set forth the terms and conditions that have been agreed upon by Mandalay Integrated Media Entertainment, LLC ("MIME") and Advanced Aesthetics, Inc. ("AAI") regarding certain branded entertainment consulting services to be provided by MIME.

         In this regard, MIME and AAI have agreed as follows:

         1. TERM - The initial term of this Agreement (the "Term") will commence on October 1, 2005 and will continue through September 30, 2009. Notwithstanding the foregoing, this Agreement is expressly contingent upon AAI undertaking [ a reverse public company merger] with the result being shares of its stock being traded on a public stock exchange no later than January 1, 2006. If AAI fails to meet this deadline, then this Agreement shall terminate effective on the January 1, 2006 and the parties shall have no further obligation to each other except that AAI shall pay MIME $100,000 for services rendered up to January 1, 2006.

         2. SERVICES - In consideration granting of the Shares (as hereinafter defined) to MIME by AAI, MIME shall use commercially reasonable efforts to provide non-exclusive branded entertainment consulting services to AAI during the Term, which may include assistance, consultation, creative, introductions or other similar services in the following areas:

         (a) Work with AAI to develop original content, programming or other branded entertainment platforms designed to promote AAI and its services (all of which shall be owned 50% by AAI and 50% by MIME);
         (b) Facilitation of relationships and alliances designed to improve the visibility and image of AAI and its business,
         (c)      Facilitation of new business opportunities designed to enhance and expand the core business and capabilities of AAI;
         (d)      Provide  introductions  and access to MIME's  various  branded entertainment relationships and resources, where appropriate, based on the needs and goals outlined by AAI; and

         (e) MIME will make a designee(s) reasonably available for meetings, conference calls, possible travel and other reasonable requests in the due course of business deemed necessary within reasonable notice.
         (f) Included in Exhibit "A" attached to and incorporated herein by reference is a list of examples which the parties may desire to pursue. As all of the items on Exhibit A are contingent upon third party approval, it is understood and agreed that MIME cannot guarantee third party acceptance of AAI initiatives and that certain initiatives will require additional consideration from AAI and that AAI will evaluate each opportunity on a "one-off" basis in its sole discretion. Under no circumstances shall a failure by a third party to accept the terms of AAI be considered a breach of this Agreement between AAI and Mandalay.

         3. COMPENSATION - In consideration for MIME providing services in the areas defined in Paragraph 2 during the Term, AAI hereby agrees to grant to MIME 400,000 unrestricted shares of AAI Common Stock (the "Shares"). The Shares shall be granted to MIME in three (3) installments. The first installment of 200,000 Shares shall be granted to MIME on January 1, 2007. The second installment of 100,000 Shares shall be granted to MIME on January 1, 2008. The third and final installment of 100,000 Shares shall be granted to MIME on January 1, 2009. Once the Shares have been granted to MIME, the Shares shall be MIME's to dispose of as it deems fit, in its sole discretion.

         In addition to the Shares outlined above for services rendered, Mandalay and AAI to agree to negotiate, in good faith, additional compensation/commissions for developing certain business opportunities and/or effectuating sales. The parties shall enter into a more formal agreement(s) on such additional compensation to effectuate their intent as these cases arise.

         4. EXPENSE REIMBURSEMENT - The Compensation described above does not include travel, entertainment and/or other expenses that may be incurred by MIME in the fulfillment of the services provided to AAI. AAI agrees to reimburse MIME for all reasonable expenses incurred in the fulfillment of its services hereunder. MIME understands and agrees that any single expense that exceeds $500.00 will require approval from AAI prior to expense being incurred. AAI will promptly reimburse MIME's expenses, but in any event, no later than ten (10) days after AAI has received an invoice detailing the expenses incurred.

         5. EVENTS OF DEFAULT - The following shall be deemed to be "Events of Default," and shall entitle the parties to the remedies specified in Section 6 below:

         (a) Events of Default by MIME: A material breach by MIME of any of MIME's material obligations under the Agreement (i.e. continued failure to return AAI calls, no attempt to schedule meetings or make introductions for AAI, failure to give input on AAI business) which breach is not cured within thirty
(30) days following receipt of written notice from AAI specifying the breach, or, if such breach is not able to be cured within said 30-day period, if MIME fails to commence to cure such breach within said 30-day period and thereafter fails to diligently proceeds to cure such breach. For clarification purposes, a continued failure by third parties to accept AAI initiative shall not be construed a Event of Default.

         (b) Events of Default by AAI:

                  (i) The failure of AAI to grant the Shares to MIME within five
(5) days of when due.

                  (ii) Any other material breach by AAI of any of AAI's other material obligations under this Agreement, which breach is not cured within thirty (30) days following receipt of written notice from MIME specifying the breach, or, if such breach is not able to be cured within said 30-day period, if AAI fails to commence to cure such breach within said 30-day period and thereafter fails to diligently proceeds to cure such breach.

         (iii) If AAI makes an assignment for the benefit of creditors, or a trustee, receiver or similar officer of a court or governmental authority with jurisdiction over the affairs or assets of AAI is appointed for AAI for a substantial part of its property, whether with or without its consent, or an action for bankruptcy, insolvency, composition, reorganization or liquidation proceedings is instituted by or against AAI, and if such proceedings shall not be dismissed within sixty (60) days from the date of institution thereof.

         6. REMEDIES ON DEFAULT -

         (a) AAI's Remedies - In the event of the occurrence of any of the foregoing Events of Default by MIME, AAI shall have the right to elect to terminate this Agreement by giving MIME written notice of such termination (a "Termination Notice"). In the event that AAI so elects to terminate this Agreement, or in the event of any other termination of this Agreement as provided herein, AAI's sole and exclusive remedy will be that AAI will receive a refund of any portion of any Fee it may have pre-paid to MIME, if any, or any portion thereof (pro rated on the basis of a 365-day year), following the effective date of such Termination Notice (the "Termination Date"), which refund will be made by MIME to AAI within thirty (30) days following the Termination Date.

         (b) MIME's Remedies - In the event of the occurrence of any of the foregoing Events of Default by AAI, then MIME will have the right to elect to terminate this Agreement by giving AAI a Termination Notice. In the event that MIME so elects to terminate this Agreement, then within thirty (30) days following the effective date of such Termination Notice, AAI shall grant to MIME the remaining Shares due to MIME through the end of the Term. Notwithstanding the above, nothing contained herein shall be deemed or construed so as to require MIME to terminate this Agreement following the occurrence of an Event of Default by AAI.

         (c) Other than the termination rights and remedies expressly provided for herein, and the indemnification provisions and any rights or remedies relating thereto provided for in this Agreement, neither party shall have any other recourse against the other in connection with this Agreement. Except for the rights and remedies expressly provided for in this Agreement, each party hereby waives any and all other rights or remedies to which they may be entitled pursuant to or in connection with this Agreement, whether at law, in equity, or otherwise.

         7. CONFIDENTIALITY - All information and materials provided to MIME by AAI to assist MIME in the performing of its obligations hereunder shall be held in strict confidence by MIME. Any materials containing any such confidential information shall be retuned to AAI, at its request, at the expiration or termination of this Agreement. This confidentiality shall survive the Term and the duties and obligations set forth in this paragraph shall be reciprocal with respect to any confidential information received by AAI from MIME. The parties further agree that the terms of this Agreement, including without limitation financial terms and consideration received by either party, shall be deemed confidential information. Notwithstanding the foregoing, the parties may desire to issue statements or press releases ("Press Release") to the public during the Term. Prior to any issuance of any Press Release, the parties must mutually approve, in writing, all aspects of the Press Release including without limitation the content, timing and media outlets for distribution.

         8. INDEMNIFICATION - AAI shall, and hereby does undertake to hold MIME free and harmless from and indemnify MIME against any and all loss to, claims of, damages to, expenses of, or injuries to any person, property (including reasonable outside attorney's fee incurred by MIME), which may be claimed or levied against MIME, based upon, or relating to, any of MIME's services hereunder. This indemnity shall survive any termination or expiration of this Agreement. MIME agrees to indemnify AAI and hold AAI harmless from and against all liability, including all actions, claims, damages, costs and reasonable outside attorney's fees, which AAI may incur resulting from willful misconduct on MIME's part.

         9. ASSIGNMENT - It is expressly understood and agreed by the parties that: (i) MIME shall have the right to assign, pledge, mortgage, hypothecate or transfer any or all of MIME's rights, including without limitation, MIME's right to receive the Fee and any other payments due to MIME hereunder, or any portion thereof, and (ii) MIME shall be entitled to assign or transfer this Agreement, in whole or in part, to its principals ("Mandalay"), or any entity owned or controlled by, or under common control with, MIME or Mandalay; provided that the assignee or transferee undertakes all of MIME's obligations hereunder. Except for the foregoing assignments, this Agreement may not be assigned by either party, nor may either party's duties hereunder be delegated, without the prior written approval of the other party, which approval may be given or withheld in such other party's sole discretion.

         10. GOVERNING LAW - The rights and obligations of the parties hereto shall be governed by and construed in accordance with the internal substantive laws of the State of California, without regard to California's choice of law doctrine. Each party hereby irrevocably and unconditionally agrees not to commence any legal action relating to this agreement except in a state or federal court located in Los Angeles County and agrees not to plead or claim in any such court that any such action brought has been brought in an inconvenient forum.

         11. STATUS OF PARTIES - At all times during the Term of this Agreement, MIME and AAI shall be and remain independent contractors, and nothing contained in this Agreement shall be deemed or construed as creating any joint venture, agency or employment relationship between the parties or their respective agents, employees or representatives, other than that of independent contractors.

         12. AUTHORITY - MIME and AAI each represent and warrant to the other party that they have all necessary right, power and authority to enter into this Agreement and to fully perform each and all of their respective obligations hereunder and to grant to the other party all of the rights, privileges and benefits provided for in this Agreement.

         15. EFFECT - The parties hereby acknowledge that the services provided under this Agreement are unique and personal in nature. Subject to the restrictions on transfer and the other assignment provisions expressly provided for in this Agreement, this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and to their respective successors and permitted assigns.

         16. NOTICES - Any notices required or permitted under or pursuant to this Agreement shall be in writing and shall be deemed delivered by personal delivery, registered or certified mail (postage prepaid, return receipt requested), Federal Express or other commercial overnight or second day delivery service, or by facsimile, with confirmation copy to follow by one of the other means listed herein, to the parties at following addresses:

To MIME: c/o Mandalay Integrated Media Entertainment, LLC 4751 Wilshire Blvd., Third Floor
                           Los Angeles, CA 90010
                           Attention: Ken Stickney and David Salzberg
                           Facsimile number: (323) 549-9844

To AAI:                   c/o Advanced Aesthetics, Inc.
                          501 Madison Avenue, Suite 407
                          New York, New York 10022
                          Attention:  Mr. Richard Rakowski
                          Facsimile number: ( )

         All notices or other communication shall be deemed delivered upon receipt by the other party. Either party may change the address at which it receives notices by notifying the other party in accordance with the provisions of this paragraph.

         17. ENTIRE AGREEMENT - This Agreement expresses and contains the entire agreement between the parties, and supersedes and replaces any prior or contemporaneous agreements, understandings, or arrangements between the parties, whether verbal or written. This Agreement may not be modified or amended except by a written instrument signed by both parties.

         18. HEADINGS - The headings contained in this Agreement are for reference and convenience purposes only and are not to be used or construed in the interpretation of the terms and provisions of this Agreement.

If the foregoing meets with your understanding of the agreement between MIME and AAI regarding the branded entertainment consulting services provided herein, please so indicate by signing, dating and returning the enclosed copy of this Agreement. We look forward to a long and mutually rewarding relationship between MIME and Advanced Aesthetics, Inc.

Sincerely,

MANDALAY INTEGRATED MEDIA ENTERTAINMENT, LLC

By: ___________________________

AGREED TO AND ACCEPTED BY:

ADVANCED AESTHETICS, INC.

By: ___________________________     Date: ____________________
      Richard Rakowski
      President & CEO

                                    EXHIBIT A

The following are examples of potential ideas which the parties may desire to pursue during the Term of this Agreement.

         I. Develop a Mobile Traveling AAI Branded Vehicle initiative that can be utilized to deliver beauty and aesthetics to and from the studio and/or network environments. This vehicle or fleet of vehicles will also further the AAI Brand through a direct "one on one" grass-roots impression basis. This initiative also has the ability to penetrate the fashion and modeling segment of the marketplace as well.

         II. Develop and Produce the first ever "Aesthetics" Show similar in concept to the fashion shows in Milan, Paris, London and NYC that literally drive their respective industries trends, creations and purchases on a seasonal basis. The initial thought is to create a show in Europe (Paris or Milan) and a show in the United States (NYC or LA) that will set the landscape for the upcoming year in the industry. The parties anticipate that the production of the show (not unlike traditional film or TV projects) will be financed through third party and the underlying asset of the property will be owned 50% by AAI and 50% by Mandalay.

         III. Leverage Mandalay's unique reach within the Entertainment business to develop a plan to integrate AAI into appropriate awards shows and/or other viable properties that make sense for the AAI Message and/or Brand (i.e.: Golden Globes, TV Guide). Possibly develop a brand new party or integrate AAI into an existing pre or post party that is highly visible that will accomplish the same outcomes.

         IV. Colllaborate on the development of a "JINGLE" or distinctive audio signature for the AAI Brand.

         V. Utilize the unique Mandalay relationship base to create association and relationships with key Agents and/or Managers within the Entertainment community that will be able to bring value to the AAI Brand through their association with highly visible and respected talent.

         VI. Mandalay will act as Branded Entertainment and Integrated Media partner to AAI and will reasonably utilize and leverage all appropriate resources to develop and position the AAI Brand in a desired light.

         VII. AAI and Mandalay will release a series of PR statements announcing the relationship and pronouncing the "first ever" intersection between the Entertainment and Beauty (The Toll Booth) space. AAI and Mandalay will lend both parties PR resources to the initiative. . All aspects of these press releases, including without limitation, the content, distribution and timing of the press release shall be mutually approved by both AAI and Mandalay.

It is understood that Mandalay cannot guarantee third party acceptance of AAI initiatives and that certain initiatives will require additional consideration from AAI and that AAI will evaluate each opportunity on a "one-off" basis in its sole discretion. Under no circumstances shall a failure by a third party to accept the terms of AAI be considered a breach of the agreement between AAI and Mandalay.